Government of Puerto Rico

CERTIFICATE OF AMENDMENT

I, Lawrence N. Seilhamer Rodríguez, Secretary of State of the Government of Puerto Rico,

CERTIFY: That on May 04, 2021, at 02:48 PM, “PUERTO RICO SHORT TERM INVESTMENT FUND, INC”, registry number 129223, performed the following transaction:

Name Change

Previous	Actual

PUERTO RICO SHORT TERM INVESTMENT FUND, INC	SHORT TERM INVESTMENT FUND FOR PUERTO RICO RESIDENTS, INC.

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, May 4, 2021.

Lawrence N. Seilhamer Rodríguez

Secretary of State

Government of Puerto Rico Department of State Transaction Date: 04-May-2021 Register No: 129223 Order No: 1993020

Government of Puerto Rico

Amendment to Articles of Incorporation

129223 - PUERTO RICO SHORT TERM INVESTMENT FUND, INC

A resolution was adopted setting forth (a) proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable.

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the following Article(s)

Corporation Name

Previous	Actual

PUERTO RICO SHORT TERM INVESTMENT FUND, INC	SHORT TERM INVESTMENT FUND FOR PUERTO RICO RESIDENTS, INC.

Supporting Documents

Document	Date Issued
Corporate Resolution	04-May-2021

STATEMENT UNDER PENALTY OF PERJURY

IN WITNESS WHEREOF, I, Sanchez, Jose [Attorney/Paralegal - Attorney] the undersigned, being authorized to file amendment(s) for the corporation, hereby swear that the facts herein stated in this certificate are true, this 4th day of May, 2021.

Amendment to Articles of Incorporation	Page 1 of 1